As filed with the Securities and Exchange Commission on January 24, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

eMAGIN CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3679 (Primary Standard Industrial Classification Code Number)	56-1764501 (I.R.S. Employer Identification Number)

2070 Route 52

Hopewell Junction, NY 12533

(845) 838-7900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Andrew G. Sculley

Chief Executive Officer

eMagin Corporation

2070 Route 52

Hopewell Junction, NY 12533

(845) 838-7900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jocelyn M. Arel, Esq. 100 Northern Avenue Boston, MA 02210 Phone: (617) 570-1000 Fax: (617) 523-1231	Robert Charron, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-222375

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒ Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common stock, par value $0.001 per share	$2,300,000	$286.35
Warrants to purchase shares of common stock(4)	$—	—
Shares of common stock issuable upon exercise of the warrants	$920,000	$114.54
Total	$3,220,000	$400.89

(1)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)                                  Includes the offering price of any additional shares of common stock and warrants that the underwriters have an option to purchase to cover over-allotments, if any.

(3)                                  The Registrant previously registered securities with a proposed maximum aggregate offering price of $16,100,000 on a Registration Statement on Form S-1, as amended (File No. 333-222375), which was declared effective by the Securities and Exchange Commission on January 24, 2018, for which a filing fee of $2,004.45 was paid.  In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $3,220,000 is hereby registered.

(4)                                  No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), the Registrant is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-222375) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on December 29, 2017, and which the Commission declared effective on January 24, 2018.

The Registrant is filing this Registration Statement for the sole purpose of registering an additional $3,220,000 in aggregate dollar amount of the proposed maximum aggregate offering price of the Registrant’s common stock, warrants to purchase the Registrant’s common stock, and shares of the Registrant’s common stock issuable upon exercise of the warrants.  The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.  Exhibits.

(a)                                 Exhibits.

All exhibits previously filed or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit Number	Description
5.1	Opinion of Goodwin Procter LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement).

23.1*	Consent of RSM US LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the Prior Registration Statement and incorporated by reference herein).

* Filed herewith.

(b)                                 Financial Statement Schedules.

None.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Registration Statement on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hopewell Junction, State of New York, on this 24th day of January, 2018.

EMAGIN CORPORATION

By:	/s/ ANDREW G. SCULLEY
Andrew G. Sculley
Chief Executive Officer and President
(Principal Executive Officer)

By:	/s/ JEFFREY P. LUCAS
Jeffrey P. Lucas
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ ANDREW G. SCULLEY	Chief Executive Officer, President and Director (Principal Executive Officer)	January 24, 2018
Andrew G. Sculley

/s/ JEFFREY P. LUCAS	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 24, 2018
Jeffrey P. Lucas

*	Director	January 24, 2018
Christopher Brody

*	Director	January 24, 2018
Paul Cronson

*	Director	January 24, 2018
Leslie G. Polgar

	Signature	Title	Date

	*	Director	January 24, 2018
Ellen Richstone

	*	Director	January 24, 2018
Stephen M. Seay

	*	Director	January 24, 2018
Jill J. Wittels

*By:	/s/ JEFFREY P. LUCAS
Attorney-in-Fact